As filed with the Securities and Exchange Commission on March 29, 2000
                                                     Registration No. 333-05771
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                               POST-EFFECTIVE
                              AMENDMENT NO. 1
                                     TO
                           REGISTRATION STATEMENT
                                ON FORM S-8
                                   Under
                         The Securities Act of 1933

                           EVEREST RE GROUP, LTD.
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           (Exact name of registrant as specified in its charter)


     Bermuda                     6321                         Not Applicable
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(State or Other           (Primary Standard                 I.R.S. Employer
Jurisdiction of         Industrial Classification               Employer
Incorporation                Code Number)
or Organization)


               c/o ABG Financial & Management Services, Inc.
                                Parker House
                     Wildey Business Park, Wildey Road
                           St. Michael, Barbados
                               (246) 436-6287
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       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                           1995 STOCK OPTION PLAN
                         FOR NON-EMPLOYEE DIRECTORS
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                          (Full Title of the Plan)


                           CT Corporation System
                             111 Eighth Avenue
                          New York, New York 10011
                               (212) 894-8940
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(Name, address and telephone number, including area code, of Agent For Service)


                      CALCULATION OF REGISTRATION FEE
===============================================================================
                                 Proposed      Proposed
Title of                         Maximum       Maximum
Securities                       Offering      Aggregate
to be            Amount to be    Price         Offering          Amount of
Registered       Registered      per share     Price          Registration Fee
-------------------------------------------------------------------------------
See Below (1)       N/A            N/A           N/A                  N/A
===============================================================================

         (1) No additional securities are to be registered and registration fees were paid upon the filing of the original Registration Statement No. 333-05771. Therefore, no further registration fee is required.

                             EXPLANATORY NOTES

         This Post-Effective Amendment No. 1 to Registration Statement No. 333-05771 (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by Everest Re Group, Ltd., a Bermuda company (the "Registrant"), which is the successor to Everest Reinsurance Holdings, Inc., a Delaware corporation ("Everest Holdings"), following a reorganization (the "Reorganization") that became effective on February 24, 2000. The Reorganization was effected through the statutory merger of Everest Re Merger Corporation, a Delaware corporation and newly formed, wholly owned subsidiary of the Registrant, with and into Everest Holdings, with the result that the Registrant has become the parent holding company of Everest Holdings. Immediately prior to the Reorganization, the Registrant had no assets or liabilities other than nominal assets or liabilities. In connection with the Reorganization, the Registrant indirectly acquired all of the assets and assumed all of the liabilities of Everest Holdings by becoming the parent holding company of Everest Holdings.

         In connection with the Reorganization, each outstanding share of common stock of Everest Holdings was converted into one common share of the Registrant. In addition, the Registrant assumed Everest Holdings' various stock compensation plans, including Everest Holdings' 1995 Stock Option Plan for Non-Employee Directors (the "Plan"), as a result of which the Registrant's common shares will henceforth be issuable under the Plan in lieu of shares of common stock of Everest Holdings.

         The Reorganization and the assumption of the Plan by the Registrant were approved by the stockholders of Everest Holdings at a special meeting of stockholders held on February 23, 2000 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, as successor issuer to Everest Holdings, hereby expressly adopts the Registration Statement as its own for all purposes under the Securities Act and the Exchange Act.

         The applicable registration fees were paid at the time of the original filing of the Registration Statement.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information*

Item 2.           Registrant Information and Employee Plan Annual Information*

         *Information required to be contained in Part I of this Registration Statement is omitted in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-8.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to
                  Section 13(a) of the Exchange Act;

         (b) The Registrant's Current Report on Form 8-K filed February 25, 2000; and

         (c) The description of the Registrant's common shares, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 8, 2000 under the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated be reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         The Registrant is a Bermuda company. Section 98 of the Companies Act 1981 of Bermuda (the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of rule of law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company.
Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

         Section 30 of the Registrant's bye-laws provides that: (a) the directors, officers and employees of the Registrant shall be indemnified out of the funds of the Registrant from and against (and the agents of the Registrant may be indemnified from and against) all actions, costs, charges, losses, damages and expenses which they shall incur by reason of any act done in connection with their duty as a director, officer employee or agent of the Registrant, provided that this indemnity shall not extend to any matter prohibited by the Act, and (b) expenses will be paid in advance of the final disposition of any action upon receipt of an undertaking to repay such amounts if it is ultimately determined that they are not entitled to indemnification.

         Section 31 of the Registrant's bye-laws provides that each shareholder agrees to waive any claim or right of action such shareholder might have against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for the Registrant, provided that such waiver does not extend to any matter in respect of any fraud or dishonesty that may attach to such director or officer.

         The Registrant also maintains insurance on its directors and officers, which covers liabilities under the federal securities laws, excluding losses arising from any claim relating to any deliberately dishonest or fraudulent act or omission, any criminal or malicious act or omission, any willful violation of law or any accounting for profits for the purchase or sale of securities of the Registrant within the meaning of
Section 16(b) of the Exchange Act.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index, which is incorporated herein by reference.

Item 9.  Undertakings.

           (a)      The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                (i)  To include any prospectus required by
                                     section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                                (ii) To reflect in the prospectus any facts
                                     or events arising after the effective
                                     date of the registration statement (or
                                     the most recent post-effective
                                     amendment thereof) which, individually
                                     or in the aggregate, represent a
                                     fundamental change in the information
                                     set forth in the registration
                                     statement;

                                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                provided, however, that paragraphs
                                (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
                                Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on March 29, 2000.


                                 EVEREST RE GROUP, LTD.


                                 By: /s/ Joseph V. Taranto
                                     --------------------------------------
                                       Joseph V. Taranto
                                       Chairman and Chief Executive Officer



                             POWERS OF ATTORNEY

           Each person whose signature appears below constitutes and appoints Joseph V. Taranto and Stephen L. Limauro, or either of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 29 day of March, 2000.


         Signature                         Position
         ---------                         ---------

  /s/ Joseph V. Taranto                Chairman, Chief Executive Officer
--------------------------------       and Director
Joseph V. Taranto                      (Principal executive officer)


  /s/ Stephen L. Limauro               Senior Vice President, Comptroller,
---------------------------------      Treasurer and Chief Financial Officer
Stephen L. Limauro                     (Principal financial officer and
                                        principal accounting officer)

       Signature                       Position
       ---------                       --------

  /s/ Martin Abrahams
-----------------------------          Director
     Martin Abrahams


  /s/ Kenneth J. Duffy
-----------------------------          Director
     Kenneth J. Duffy


  /s/ John R. Dunne
-----------------------------          Director
     John R. Dunne


  /s/ Thomas J. Gallagher
-----------------------------          Director
     Thomas J. Gallagher


  /s/ William F. Galtney
-----------------------------          Director
     William F. Galtney



  /s/ Stephen L. Limauro              Senior Vice President, Comptroller,
-----------------------------           Treasurer and Chief Financial Officer
     Stephen L. Limauro                 (Principal representative in the
                                        United States)

                                EXHIBIT INDEX

Exhibit     Description
-------     -----------


4.1 Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 dated December 22, 1999 (File No. 333-87361))

4.2 Bye-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on
            Form 10-K for the year ended December 31, 1999
            (File No. 1-15731))

4.3         1995 Stock Option Plan for Non-Employee Directors
            (filed with the original filing of this Registration
            Statement)

4.4         Specimen Common Share Certificate of the Registrant
            (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 dated
            December 22, 1999 (File No. 333-87361))

5.1         Opinion of Conyers Dill & Pearman re legality

23.1 Consent of Conyers Dill & Pearman (included in its opinion filed as Exhibit 5.1)

23.2        Consent of PricewaterhouseCoopers LLP

24.1        Powers of attorney (included in signature pages)